SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 13, 2010

LEXINGTON REALTY TRUST
(Exact Name of Registrant as Specified in Its Charter)

Maryland	1-12386	13-3717318
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Penn Plaza, Suite 4015, New York, New York	10119-4015
(Address of Principal Executive Offices)	(Zip Code)

(212) 692-7200
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions

___           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

___           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

___           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

___           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.                      Other Events

On September 13, 2010, Lexington Realty Trust, Lepercq Corporate Income Fund L.P., Lepercq Corporate Income Fund II L.P., and Net 3 Acquisition L.P., jointly and severally as borrowers under the Credit Agreement, dated February 13, 2009 with KeyBank National Association, as agent, and each of the financial institutions a signatory thereto together, exercised their right to increase the revolving loan portion of the Credit Agreement by $45,000,000 to $220,000,000.  Simultaneous with the exercise of their right to increase, the borrowers repaid, in full, $80,000,000 outstanding under the term loan portion of the Credit Agreement.  The borrowers have the ability, subject to lender approval, to increase the capacity under the revolving loan portion of the Credit Agreement to $335,000,000.  As of September 13, 2010, $30,000,000 is outstanding on the revolving loan portion of the Credit Agreement.  Accordingly, amounts outstanding under the Credit Agreement have been reduced by $50,000,000 since June 30, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

 Lexington Realty Trust

Date: September 14, 2010                                                     By:  /s/ Patrick Carroll
Patrick Carroll
Chief Financial Officer